MANAGEMENT AGREEMENT
                                   SCHEDULE A

                     SERIES OF NEUBERGER BERMAN INCOME FUNDS


Neuberger Berman Cash Reserves
Lehman Brothers High Income Bond Fund
Lehman Brothers Short Duration Bond Fund
Lehman Brothers Municipal Money Fund
Lehman Brothers Municipal Securities Trust
Lehman Brothers Strategic Income Fund



Dated: February 28, 2007

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                              MANAGEMENT AGREEMENT
                                   SCHEDULE B

                              RATE OF COMPENSATION


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FUND                                              RATE OF COMPENSATION BASED
                                                  ON EACH FUND'S AVERAGE DAILY
                                                  NET ASSETS
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Lehman Brothers Short Duration Bond Fund          0.250% of first $500 million
Lehman Brothers Municipal Money Fund  Lehman      0.225% of next $500 million
Brothers Municipal Securities Trust               0.200% of next $500 million
                                                  0.175% of next $500 million
                                                  0.150% in excess of $2 billion

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Lehman Brothers High Income Bond Fund             0.480%

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Lehman Brothers Strategic Income Fund             0.600%

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Neuberger Berman Cash Reserves                    0.10%

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Dated: February 28, 2007